UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2015

NAUGATUCK VALLEY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54447	01-0969655
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Church Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 720-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Naugatuck Valley Financial Corporation (the “Company”) was held on May 21, 2015. The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.	The following individuals were elected as directors of the Company, to serve for three-year terms or until their successors are elected and qualified, by the following vote:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Frederick A. Dlugokecki	4,273,676	665,273	1,538,420
Richard M. Famiglietti	4,142,686	796,263	1,538,420
Leonard M. Romaniello, Jr.	4,551,600	387,349	1,538,420
Lawrence B. Seidman	4,625,330	313,619	1,538,420

The following individual was elected as a director of the Company, to serve for a two-year term or until her successor is elected and qualified, by the following vote:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Julienne C. Cassarino	4,498,711	440,238	1,538,420

2.	The appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified by shareholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
6,084,236	344,785	48,348	N/A

3.	An advisory vote taken on the resolution to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement was approved by shareholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
3,631,464	1,055,050	352,435	1,538,420

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAUGATUCK VALLEY FINANCIAL CORPORATION

Date: May 21, 2015	By:	/s/ William C. Calderara
William C. Calderara
President and Chief Executive Officer